Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Allarity Therapeutics, Inc., of our report dated August 20, 2021 relating to the financial statements of Allarity Therapeutics A/S, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

September 29, 2021

4827-9856-4348.2 PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR No 33 77 12 31

Strandvejen 44, DK-2900 Hellerup

T: +45 3945 3945, F: +45 3945 3987, www.pwc.dk